UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2007

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Executive Drive, Suite 408, Plainview, New York 11803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 349-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 6, 2007, SFG Financial Corporation (“SFG”) entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), pursuant to which COESfx Acquisition Corp., a wholly-owned subsidiary of SFG (“Acquisition”) would merge (the “Merger”) with and into XLFX, Inc. (formerly COESfx Holdings, Inc.) (“XLFX”). Pursuant to the Merger Agreement, on July 18, 2007, Acquisition was merged into XLFX, which then became a wholly-owned subsidiary of SFG.  In connection with the Merger, SFG issued an aggregate of 94,686,144 shares of common stock to the former XLFX stockholders and also granted an irrevocable right for the XLFX shareholders to receive an additional 261,876,544 shares of SFG common stock, which shares will be issued if and when SFG increases its authorized shares of common stock.  In connection with the Merger Agreement, SFG has agreed to (i) increase its authorized capital stock from 100,000,000 to 400,000,000 common shares;  and (ii) approve a 1 for 7.351808  reverse split of the issued and outstanding SFG shares of common stock.

From and after the Merger, the business of SFG is conducted through XLFX.

Summary

COESfx, which derives its name from an acronym standing for Currency Order Execution System, was organized in 2005 and is the parent corporation of COESfx, Inc. ("COESfx"). COESfx, Inc. was founded in 2002 to develop and provide the foreign exchange industry with a completely integrated, real time, electronic currency trading platform (the “ECN Platform”). The ECN Platform is designed to allow all foreign exchange Participants, big or small, access to a central market capable of providing a liquid trading market where foreign currency order flow is executed and settled anonymously at the best bid/ask prices available. XLFX launched its current ECN Platform in April 2004 after more than two years of development. In 2006, XLFX began the development of a new ECN Platform which is scheduled to launch in the in the third quarter of 2007.

The Foreign Exchange Market

XLFX believes that historically the foreign exchange market has operated in an inefficient manner.  Prior to the introduction of on-line foreign exchange trading platforms, the foreign exchange market operated as a non-centralized, inter-bank marketplace where the top Tier 1 Banks (effectively the primary dealers) made their prices available either directly to their customers or through intermediary trading desks and platforms to all other market participants (price takers). As such, there was:

•	No physical location or central exchange open to all participants; and

•	No central, automated, real time, 24 hour market-priced trade execution platform available in the market.

Until on-line trading platforms were introduced to the foreign exchange market, the only way non-top Tier market makers and traders could access the market to transact business was either: (i) directly with the top Tier 1 banks; (ii) through broker trading desks on a “price request basis” or (iii) intermediary electronic trading platforms where the price quoted was the bid/ask price of the broker or bank-sponsor which marked up or down (i.e., spreading) the pricing it received from Tier 1 banks.

The COESfx ECN Platform is designed to give every market participant, large or small, an opportunity to offer their own prices to the world foreign exchange market and affords all participants equal, real time, non-discriminatory access to the prices of others through real time streaming prices (“STP”).

Existing Platform

The COESfx ECN Platform is designed to allow banks, institutional trading firms, hedge funds, brokerage firms and retail day traders (the “Platform Customers”) to anonymously place and execute their orders in a multitude of foreign currency cross trading markets at the “best bid/best asked” posted on the system.

Prices on the ECN Platform can be generated from two sources:

•
Liquidity Providers:  Our ECN Platform is designed to obtain liquidity from several foreign exchange market dealers and global banks who stream their foreign exchange bid/ask market pricing, updated as frequently as 5 times per second. The bid/ask prices supplied by the liquidity providers are dealable, which means that any trader using the system can execute its order to buy or sell against such posted bid/ask price in the volume that such bid/ask price is indicated. Competitive platforms often provide, especially in fast moving markets, request for quote pricing rather than the fully executable prices offered by XLFX. Because these Liquidity Provider quotes are refreshed at least 5 times per second, the ECN Platform maintains the ability to handle customer order flow at all times in contrast to the request for quote platforms.

•
Platform Customers:  Unlike the majority of  other intermediary foreign exchange trading platforms, the COESfx business model allows Platform Customers to anonymously display their bid/ask prices on the system. In this way, all Futures Commission Merchants (FCM’s), introducing brokers, hedge fund managers, institutional traders and retail day traders who participate on the COESfx Platform can have their bid/ask prices anonymously posted on the ECN Platform.

The system architecture is designed to allow these two levels of ECN Platform participants to execute trades anonymously on the system among themselves. In addition, COESfx ECN Platform Customers are permitted to access the ECN Platform and, without posting bid/ask quotes, view all anonymously posted quotes and buy or sell at the best bid/best ask quoted by those posting quotes on the ECN Platform.

Revenue Sources

The COESfx ECN Platform is designed to function solely as an unbiased foreign exchange trade execution intermediary.  As such, the bid/ask price displayed on the ECN Platform at any time for any currency pair quoted reflects no input or modification from COESfx.

COESfx will not generate revenue from trading profit, but, rather, from trade volume-based fees received as a result of trades executed on the ECN Platform.  The Company’s Revenue Model is predicated on providing Platform Customers with the “best all-in” cost per trade.  We believe that this provides a more cost effective model for the Platform Customers, particularly during times of fast moving markets when the trading desk spreads can be more than $.0002.

In addition to the volume-based transaction fee paid by Platform Customers with respect to each trade executed on the ECN Platform, COESfx may also receive: (i) licensing fees for the white labeling of its Platform and (ii) various fees from FCM’s including rebates, margin interest and swaps.

Clearing Operations

In 2006, XLFX discontinued its clearing operations, which were formerly performed by the Company’s wholly owned subsidiaries SPOT FX Corp. (“Spot”) and COES Clearing, Inc. (“COESfx Clearing”). SPOT and COESfx Clearing withdrew their memberships with the National Futures Association (“NFA”) and as a result thereof the Company no longer functions as a futures commission merchant (“FCM”) or clearing firm. In order for XLFX to generate revenues on the ECN Platform, XLFX will be required to enter into at least one agreement with a NFA registered FCM and/or foreign based clearing firm (collectively “Clearing Firms”). The Company is in discussions with such entities and believes that by the date of the targeted launch of the Company’s new ECN Platform in the third quarter of 2007, such agreement(s) will be in place. The Clearing Firms will perform the following services:

•	Clearing of all Platform trades
•	Collecting, maintaining and reconciling margin balances
•	Reporting trade data
•	Back office compliance and regulatory record keeping
•	Maintaining all Customer account records
•	Regulatory compliance functions

Competition

A number of companies currently offer on-line foreign exchange trading, however, we believe that other than one new entry, we are the only electronic foreign exchange trading platform using its technology to provide customers with a central foreign exchange best bid/best ask function, without mark-ups or mark-downs.  Major on-line foreign exchange trading competitors include, among others:  Gain Capital, Hotspotfx, Forex Capital Markets, eforeign exchange, Oanda, Global Forex Trading, Fx Solutions and Lava Trading.  Many of these companies have been in the market for a number of years and represent established currency exchange forums.

We believe that there is limited competition in the STP ECN marketplace. COESfx’s new ECN Platform will allows for a tighter bid/ask spread than other major competing electronic trading platforms because of its STP pricing.  Foreign exchange market participants (other than Tier 1 dealers) either trade in what we believe to be an antiquated fashion (without an electronic platform) or trade through intermediary trading platforms. Those that trade through these intermediary’s are trading with platforms that mark up or mark down its pricing, spread its fees and/or have a trading desk. Thus, we believe that the best price feature of our STP ECN Platform will be preferred.  We also believe that over the past five years we have developed proprietary technology which provides a superior Platform with superior execution.

Intellectual Property

XLFX does not have any patents or copyrights with respect to its intellectual property and relies strictly on confidentiality and other agreements to protect such rights as well as common law principles.

Government Regulation

In the United States and most countries in which XLFX will conduct its significant operations including technology there is limited direct regulation of the currency markets other than pursuant to laws applicable to businesses generally. XLFX of course may be subject to regulatory requirements which may be adopted in the future.

Employees

We currently employ the CEO and President and four full time salaried employees.

Description of Property

We lease approximately 5,000 square feet of space in Plainview, Long Island pursuant to a lease which expires in 2007. Monthly rent under such lease is approximately $13,000.  The leased premises serves as our headquarters and houses our technology department and computer equipment.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, we are not currently aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our proposed future business, financial condition or operating results. In connection with the termination of our clearing operations, its wholly owned subsidiaries COESfx Clearing and Spot were parties to administrative actions commenced by the NFA. Both COESfx Clearing and Spot voluntarily withdrew its membership from the NFA. Since its formation and prior to withdrawal there were two actions against COESfx Clearing one commenced by the NFA which resulted in a fine of $20,000 fine and the second commenced by the CFTC which COESfx Clearing settled without admitting any wrongdoing and reimbursed $250,000 to former clients of an independent introducing broker who allegedly defrauded these customers. There was an action also against SPOT which was settled by its voluntarily withdrawal from its NFA membership.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors:

Name	Age	Position
Bruce Stephens	58	Chief Executive Officer and Secretary
Michael Frey	55	Director
John A. Dugan	68	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Bruce Stephens was appointed as Chief Executive Officer and Secretary of SFG upon the closing of the Merger.  Mr. Stephens has, for more than the past five years, been acting as a consultant in the areas of electronic order entry and execution trading systems for early stage hedge funds, traders and others.

Michael Frey was Chief Executive Officer, Chairman and a Director of COESfx from its formation until his resignation upon the closing of the Merger, at which time he was appointed a Director of SFG. Mr. Frey was the founder and President of A.J. Michaels & Company from1987 to1998. Mr. Frey also founded two securities clearing firms and was the founder of the S.O.E.S Training Center, a learning facility specializing in the formal application of the NASDAQ Small Order Execution System (S.O.E.S).

John A. Dugan has served in various positions with SFG since 1986, including Executive Vice President, Secretary and Treasurer. He became a Director in January 1988. In 1996, he was appointed Chairman and Chief Executive Officer and he resigned such positions upon the closing of the Merger. He was a marketing executive having worked at the Service Bureau Corporation, a former Division of the IBM Corporation, from 1967 to 1969. He later joined DPF Incorporated, then a New York Stock Exchange Company, serving in various positions including Vice President Asset Management, from 1970 to 1984. Mr. Dugan graduated from the United States Naval Academy.

Code of Business Conduct and Ethics

The board of directors of SFG has adopted a code of business conduct and ethics that applies to all directors, officers and employees.  We will also provide a copy of its code of business conduct and ethics to any person without charge upon request made in writing to the Company.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	Non-qualified Deferred Compensation Earnings	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Bruce Stephens	2005							NA
CEO	2006							NA

Michael Frey	2005	$157,000	$100,000	nil	nil	nil	nil	nil	$257,000
Former CEO	2006	$138,750	nil	$3,200	nil	nil	nil	nil	$141,950

Ronald Balzano	2005	$122,000	$25,000	nil	nil	nil	nil	nil	$147,000
Former President	2006	$127,500	nil	$3,200	nil	nil	nil	nil	$130,700

Michael Weiner	2005	$157,000	$25,000	nil	nil	nil	nil	nil	$182,000
Former VP	2006	$138,750	nil	nil	nil	nil	nil	nil	$138,750

OUTSTANDING EQUITY AWARDS

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
NA

Stock Option Plans

No stock options were granted to the executive officers during the fiscal year ended December 31, 2006 or 2005. No stock options were exercised during the fiscal year ended June 30, 2006.

Compensation of Directors

Our directors receive no compensation for their service on the board of directors.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table and the related notes present certain information with respect to the beneficial ownership of the combined company upon consummation of the Merger, by (1) each director and executive officer of the combined company, (2) each person or group who is known to the management of SFG who became the beneficial owner of more than 5% of the common stock of the combined company upon the consummation of the Merger and (3) all directors and executive officers of the combined company as a group.

The percent of common stock of the combined company is based on 367,590,400 shares of common stock of the combined company outstanding upon the consummation of the Merger, including the irrevocable right to receive 261,876,544 additional shares of common stock.

Name of Beneficial Owner	Number of Shares	Percentage of Beneficial Ownership

Bruce Stephens	0	-
John A. Dugan	503,500	*
Michael Frey(1)	132,162,721	35.95%
Michael Weiner	50,380,457	13.7%
Ronald Balzano	40,467,946	11.0%
Michael Carapelluci(2)	44,818,075	11.1%
Greg Mazzeo(3)	42,299,601	11.5%
All directors and executive officers as a group (2 persons)	503,500	* %

*	Less than 1%

1.           Of which 800,000 shares of owned by Mr. Frey’s children and 106,500 shares are owned by Mr. Frey’s wife.

2.           Of which 37,073,925 share are issuable upon conversion of series A convertible preferred stock of XLFX, Inc.

3.           Of which 330,000 shares are issuable upon exercise of presently exercisable common stock purchase warrants.

RISK FACTORS

If Any Of The Risks Described Below Materialize, The Value Of Our Common Stock Could Be Adversely Affected. To Understand Our Business, You Should Read This Entire Form 8-K Carefully, Including The Pro Forma and Consolidated Financial Statements And The Related Notes.

BUSINESS AND COMPANY RISKS

Absence of Revenues; Uncertainty of Future Revenues and Profitability

XLFX is presently in the development stage. While our operating subsidiaries, COESfx Clearing and SPOT generated revenues from operations in 2004, 2005 and 2006, the Company presently generates almost no revenues whatsoever. In 2006 XLFX decided to close its clearing operations (formerly conducted through COESfx Clearing and SPOT) and to concentrate its available capital on the redevelopment of the ECN Platform. There can be no assurance that the new ECN Platform will be fully developed and if developed, commercially viable. Moreover there can be no assurance that the newly designed platform will result in the generation of any meaningful revenues for the Company yet alone profits. Accordingly, future operating results will depend on many factors; including our ability to complete the new ECN Platform, successfully introduce such Platform into the marketplace and implement its business plan as outlined in this Information Statement.  In the event that we fail to successfully complete and introduce its new ECN Platform, we may be forced to raise additional capital and, failing that, it could be forced to suspend operations and unwind its business. Due to our limited operating history, it is difficult or impossible for us to predict future results of operations. Moreover, due to the limited operating history, any evaluation of the business and prospects must be made in light of the risks and uncertainties frequently encountered by companies in new and rapidly evolving markets.

We are dependent on securing the services of a clearing firm

In order for XLFX to generate revenues, trades must occur on our ECN Platform. In for trading to commence on the ECN Platform the Company must enter into an agreement with an entity to provide clearing services to XLFX (“Clearing Firm”). The Clearing Firm must be an FCM that is a member of the NFA or a foreign based clearing firm. The Company requires a Clearing Firm to perform the following services: (i) Clearing of all Platform trades; (ii) Collecting, maintaining and reconciling margin balances; (iii) Reporting trade data; (iv) Back office compliance and regulatory record keeping; (v) Maintaining all Customer account records and (vi) Regulatory compliance functions. In the event that the Company does not enter into an agreement with a Clearing Firm (or in the event fails to maintain such agreement after it is entered into), XLFX will not be able to generate revenues and will not be able to remain in business. Moreover there can be no assurance that even if an agreement is reached with a Clearing Firm, that such agreement will be on terms sufficient to allow XLFX to generate profits.

We are dependent on our Clearing Firm establishing Liquidity Provider sponsorship and credit facilities

In the event that our Clearing firm were to fail to establish and/or maintain adequate liquidity providers for the provision of price quotes for our ECN Platform, the ECN Platform would not operate efficiently and would be unattractive to customers. Moreover the Company will be dependent on the ability of its Clearing Firm to provide prime brokerage and credit facilities to Platform customers on terms competitive to other foreign exchange platforms. The Clearing Firm’s inability to establish and maintain such relationships and/or in its inability to provide customers with adequate credit facilities would adversely effect the Company’s ability to generate revenues sufficient to cover its cost of operation and/or generate profits.

Dependence on Clearing Firm’s Computer and Network systems

           The computer and network systems of our Clearing Firm and its liquidity providers must continually interface with the ECN Platform so that a constant flow of price, order and other data information is successfully transmitted and received.. Material problems in transmitting, receiving, storing and/or accessing such price and data information will result in a substantial negative effect on the Platform. The Company intends to negotiate with multiple Clearing Firms in order to limit the effect that problems with any single source would have on the Platform. There can be no assurance that such negotiations will be successful. The failure to establish multiple Clearing Firm relationships could have a material adverse effect on the Company’s business, financial condition and operating results.  As the marketplace in which the Company operates changes and as competition intensifies in the online currency trading market, it may become more difficult or expensive to secure and maintain relationships with Clearing Firms and liquidity providers.

Need for additional capital

The Company will require approximately $1,800,000 of additional capital to complete development of the new ECN Platform.  The Company does not have any commitments for this capital.  In addition, the Company believes that such proceeds will be sufficient to complete the development and initial launch of the new ECN Platform. However there can be no assurance that the Company will not require additional capital in order to fund its operations and meet expenditures need to successfully market and support the new ECN Platform.

Our Business is highly price competitive

The foreign exchange business is very competitive and, as a result, generating and customers is very dependent on the price and quality of the Company’s service. Unless the Company is able to attract significant customers to its new ECN Platform while at the same time, generating adequate volume-based revenue, it will fail to generate the operating gross margin it requires to cover its overheads.

Many of our competitors are bigger and better capitalized

Many of the companies competing with XLFX are bigger and better capitalized, which gives them an opportunity to compete on the basis of price more effectively and potentially to the detriment of XLFX.
Our business is subject to technological change

While the Company believes that its new ECN Platform will be technologically competitive, the risk exists that a competitor will develop a less costly, equal or better electronic trading platform that would obsolete the Company’s product.

The business is subject to limited barriers to entry

The Company is subject to the risk that competitors will develop electronic trading platforms comparable to the Company’s new ECN Platform and employ such competing electronic trading platforms in a central foreign exchange function similar that is currently available from the Company. In such an event, the Company could be subject to material price competition, with the result that the Company may substantially fail to achieve its revenue objectives and, in the worst case scenario, the Company could fail.

If the Company fails to maintain a low operating overhead, it will not be profitable

The Company’s business model is based on the assumption that it will be able to operate its business with an operating overhead that is low relative the level of revenues that it projects. For any number of reasons this assumption may prove incorrect and the Company could be far less profitable than it currently projects. In such an event, the Company may substantially fail to achieve its earnings objectives.

Service Disruptions

The success of the Company’s business will depend on the security and stability of the ECN Platform and, in part, on the security and stability of the network infrastructures of its Clearing Firm and other third-party providers, over which the Company will have no control. Information provided by the Company’s Clearing Firm and their respective price and data providers could be disrupted for numerous reasons including, but not limited to, system breakdowns, system overloads, compatibility issues and a variety of other unforeseen computer malfunctions. The potential also exists that Company’s systems may not be able to meet the demand of customers trading on the ECN Platform. Moreover, despite the implementation of security measures, the infrastructure and the infrastructures of the Company’s Clearing Firm and other providers are vulnerable to computer viruses or similar disruptive problems. Computer viruses or problems caused by third parties, such as the sending of excessive volumes of unsolicited bulk e-mail or "spam," could lead to interruptions, delays, or cessation in service to  customers. Third parties could also potentially jeopardize the security of confidential information stored in the Company’s computer systems or its customers' computer systems by their inappropriate use of the Internet, which could cause losses to Platform customers or the Company or deter persons from trading on the ECN Platform. Inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, commonly known as "cracking" or "hacking." Although the Company intends to continue to implement security measures to prevent this, "hackers" have circumvented security measures in the past, and others may be able to circumvent our security measures or the security measures of our third-party network providers in the future.

To alleviate problems caused by system breakdowns and malfunctions, computer viruses or other inappropriate uses or security breaches, the Company may have to interrupt, delay, or cease service to Platform customers, which could have a material adverse effect on business, financial condition, and results of operations. Any network malfunction or security breach could cause transactions to be delayed, not completed at all, or completed with compromised security. Platform customers or others may assert claims of liability against the Company as a result of any failure by the Company or its Clearing Firm to prevent these network malfunctions and security breaches. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of trading on the Platform.

Government Regulation; Legal Uncertainties

In the United States and most countries in which the Company will conduct its major operations there is limited direct regulation of the currency markets other than pursuant to laws applicable to businesses generally. Adverse changes in the legal or regulatory environment relating to the currency markets in the United States, Europe, Japan or elsewhere could have a material adverse effect on the Company’s business, financial condition and operating results. A number of legislative and regulatory proposals from various international bodies and foreign and domestic governments in the areas of currency trading are now under consideration. The Company is unable at this time to predict which, if any, of such proposals may be adopted and, if adopted, whether such proposals would have an adverse effect on its business, financial condition and operating results.

Moreover, the manner in which existing domestic and foreign laws will or may be applied to currency transactions is uncertain, as is the effect on the Company’s business given different possible applications. Similarly, the Company is unable to predict the effect on the Company from the potential future application of various domestic and foreign laws governing currency transactions.  The Company will rely on Internet services, in part, through data transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for wire line communications.

Certain aspects of the foreign exchange industry are currently subject to direct regulation by the NFA and the Commodity Futures Trading Commission (the “CFTC”). The Company’s Clearing Firms will be subject to these regulations in the event that they are present in the United States. The failure by any of the Company’s future Clearing Firms’ to meet such regulations may have an adverse effect on the Company’s ability to operate its ECN Platform. Future regulation by the Securities and Exchange Commissions (the “SEC”) the National Association of Securities Dealers (the “NASD”) the Treasury Department or another regulatory agency may occur (See “Risk Factor- NFA Action Against the Company”). The NFA and CFTC continually adopt new regulations and requirements which have material effects on the manor in which the Company operates. Recently the CFTC and the NFA increased the net capital requirements needed for the Company’s clearing firms to engage in business as an FCM. The new capital rules effective as of July 31, 2006 require each of the Company’s clearing firms to maintain minimum net capital of $1,000,000. These requirements may make it more difficult for the Company to obtain relationships with Clearing Firms. Additional legislation could dampen the growth in currency trading and decrease its acceptance as a commercial trading platform.  If enacted, any such laws, rules or regulations could limit the market for the Platform.

Potential Uninsured Losses

The Company intends to secure comprehensive insurance, including general liability, fire and extended coverage, which the Company considers adequate. However, there are certain types of losses that may be uninsurable or not economically insurable. If such a loss should occur, the Company would, to the extent that it is not covered for such loss by insurance, suffer a loss of the capital invested in, as well as anticipated profits and/or cash flow from, such damaged or destroyed properties. Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which the Company may be liable could adversely affect its ability to continue to conduct business, to expand operations or to acquire additional subsidiaries. There is no assurance that any insurance coverage maintained by the Company will be adequate, that the Company can continue to obtain and maintain such insurance at all or that the premium costs will not rise to an extent that they adversely affect its ability to economically obtain or maintain such insurance.

XLFX' auditors have issued a going concern opinion questioning its continuing ability to operate.

Our auditors have issued a going concern opinion. The opinion states that there is substantial doubt that XLFX can continue as an ongoing business without additional financing and/or generating profits. If we cannot raise additional capital or generate sufficient revenues to operate profitably, it may have to suspend or cease operations.

We will need to obtain additional financing in order to continue operations, which financing might not be available or which, if it is available, may be on terms that are not favorable to XLFX.

Our ability to develop our business will require substantial additional financial resources. We may have insufficient working capital to fund its cash needs unless we are able to raise additional capital in the future. If we raise additional funds by issuing equity securities, substantial dilution to SFG’s stockholders may result. We may not be able to obtain additional financing on acceptable terms, or at all. Any failure to obtain an adequate and timely amount of additional capital on commercially reasonable terms will have a material adverse effect on our business and financial condition.

SFG’s common stock is quoted on the Pink Sheets. As a result, SFG’s common stock is subject to trading restrictions as a “penny stock,” which could adversely affect the liquidity and price of such stock.

Because SFG’s common stock is not listed on any national securities exchange, its shares are subject to the regulations regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share. The following is a list of the general restrictions on the sale of penny stocks:

•
Prior to the sale of penny stock by a broker-dealer to a new purchaser, the broker-dealer must determine whether the purchaser is suitable to invest in penny stocks. To make that determination, a broker-dealer must obtain, from a prospective investor, information regarding the purchaser's financial condition and investment experience and objectives. Subsequently, the broker-dealer must deliver to the purchaser a written statement setting forth the basis of the suitability finding and obtain the purchaser’s signature on such statement.

•
A broker-dealer must obtain from the purchaser an agreement to purchase the securities. This agreement must be obtained for every purchase until the purchaser becomes an “established customer.” A broker-dealer may not effect a purchase of a penny stock less than two business days after a broker-dealer sends such agreement to the purchaser.

•
The Exchange Act requires that prior to effecting any transaction in any penny stock, a broker-dealer must provide the purchaser with a “risk disclosure document” that contains, among other things, a description of the penny stock market and how it functions and the risks associated with such investment. These disclosure rules are applicable to both purchases and sales by investors.

•	A dealer that sells penny stock must send to the purchaser, within ten days after the end of each calendar month, a written account statement including prescribed information relating to the security.

These requirements can severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to be willing to undertake these compliance activities. Because our common stock is subject to the rules and restrictions regarding penny stock transactions, an investor’s ability to sell to a third party and our ability to raise additional capital may be limited.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains various forward-looking statements that are based on our beliefs, as well as, assumptions made by and information currently available to us. When used in this Information Statement, the words “believe,” “expect,” “anticipate,” “estimate,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties, and assumptions, including those identified under “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. In addition to the other risk factors set forth above, among the key factors that may have a direct bearing on the Company’s results are competitive practices in the computer industry, the Company’s ability to meet existing financial obligations in the event of adverse industry or economic conditions or to obtain additional capital to fund future commitments and expansion, the Company’s relationship with employees, and the impact of current and future laws and governmental regulations affecting the computer industry and our operations, in addition to the other “Risk Factors” contained herein.

Although   management   believes   that   the   expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution readers that the following important factors could cause our actual results to differ materially from those projected in forward-looking statements made by, or on behalf of, the Company:

•	Factors related to increased competition from existing and new competitors, including price reductions and increased spending on marketing and product development; increased acquisition costs;

•
Risks related to our limited operating history, including the inability to expand server and network capacity at a rate sufficient to satisfy client demands; the failure of any of our providers; the failure to obtain the necessary financing for acquisitions; and the risk that demand will not develop for our services in the future.

•
Any damage or failure to our computer equipment and the information stored in its data centers, such as damage by fire, power loss, telecommunications failures, unauthorized intrusions and other events, that causes interruptions in our operations.

•
The Company’s inability to manage its growth and to adapt administrative, operational and financial control systems to the needs of the expanded entity, and the failure of management to anticipate, respond to and manage changing business conditions.

The failure of the Company or our partners to successfully market, sell and deliver its services in international markets; and risks inherent in doing business on an international level, such as laws governing content that differ greatly from those in the U.S., unexpected changes in regulatory requirements, political risks, export restrictions, export controls relating to encryption technology, tariffs and other trade barriers, fluctuations in currency exchange rates, issues regarding intellectual property and potentially adverse tax consequences.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion of XLFX' financial condition and results of operations contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in XLFX’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Risk Factors” in this Form 8-K  and the other risks and uncertainties described elsewhere in this joint proxy statement/prospectus. All forward-looking statements herein are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement.

Recent Events

As discussed previously, XLFX has completed the Merger with SFG, whereby XLFX merged with a wholly-owned subsidiary of SFG and was the surviving corporation and a subsidiary of SFG post-merger.

FORWARD-LOOKING STATEMENTS

The information in this annual report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with the financial statements of Lapis Technologies, Inc. included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance at March 31, 2007 has decreased compared to the cash balance at Dec 21, 2006 As of March 31, 2007, our cash balance was $15,603 as compared to $203,252 at December 31, 2006. The decrease in cash was mainly due to the closing of our FCM clearing operations, which resulted in a lack of revenue for the quarter ending March 31, 2007. Total current assets at March 31, 2007 were $24,803 as compared to $ 206,922 at December 31, 2006. The decrease in the current assets is mainly due to the closing of our FCM clearing operations.

Our accounts receivable at March 31, 2007 are $0 as compared to $3,607 at December 31, 2006. This decrease is attributable to the closing of our FCM clearing operations which generated amongst other revenue bank rebates receivables.

In the first half of calendar year 2007, the Company's primary focus was to complete its new technology. To ensure that the Company had sufficient resources to complete the technology rewrite, it raised $700,000 in a preferred stock placement and $160,000 of loans which become due at the time of the completion of the merger. The company also had a loan on its books at March 31, 2007 of $245,668.

There are no other lines of credit available to us to refinance our short-term loans. Additionally, we currently do not have any other sources of financing available to us for refinancing our short-term loans.

FINANCING NEEDS

We currently do not have any material commitments for capital expenditures and we expect our capital requirements to increase over the next several years as we continue to develop and test our platform, increase marketing and administration infrastructure, and continue to develop in-house business capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives, the cost of hiring and training additional sales and marketing personnel to promote our products and the cost and timing of the expansion of our marketing efforts.

Based on our current business plan, we anticipate that our existing cash balances and cash generated from future sales may not be sufficient to permit us to conduct our operations and to carry out our contemplated business plans for the next twelve months. As a result, we are seeking additional financing from investors through securities offerings to expand our operations, using new capital to develop new technology and respond to competitive pressures.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 2006 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2005

For the fiscal year ended December 31, 2006 we had total losses of $ 1,856,124 on revenue of $2,379,042, compared to net income of $759,482 on revenue of $5,388,643 for the fiscal year ended December 31, 2005. The decrease in revenue is due to the closing of its FCM clearing operation, overhead and technology development. Part of this loss is a non reconciled differential between the Company's books and the books of one of its liquidity providers in the amount of $623,733. The Company intends to engage a forensic accountant to investigate this discrepancy.

FISCAL QUARTER ENDED MARCH 31, 2007 COMPARED TO FISCAL QUARTER ENDED March 31, 2007

For the quarter ended March 31, 2007 we had total losses of $427,215 on revenue of $0, compared to a net loss of $29,452 on revenue of $1,076,207 for the quarter ended March 31, 2006. The decrease in revenue is due to the closing of its FCM clearing operation, overhead and technology development.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

MARKET PRICE DATA AND DIVIDEND INFORMATION

SFG’s common stock is quoted on the National Quotation Bureau’s Pink Sheets under the symbol “SFGC. PK.” The following table sets forth, for the calendar periods indicated, the high and low per share sales prices for SFG’s common stock as reported by National Quotation Bureau’s Pink Sheets.

Period	High	Low
2005
First Quarter	$.12	$.12
Second Quarter	.15	.12
Third Quarter	.14	.13
Fourth Quarter	.14	.14

2006
First Quarter	$.15	$.14
Second Quarter	.14	.08
Third Quarter	.10	.08
Fourth Quarter	.10	.10

2007
First Quarter	$.20	$.05
Second Quarter (through June 30, 2007)	.15	.05

On June 30, 2007, the high and low sale prices reported on the Pink Sheets for SFG common stock were $0.05 and 0.05 per share, respectively.

SFG has never declared or paid any cash dividends on its common stock nor does it intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of SFG’s board of directors and will depend upon its financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as SFG’s board of directors deems relevant.

XLFX has never declared or paid any cash dividends on its capital stock nor does it intend to do so in the foreseeable future.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change is Fiscal Year

In connection with the Merger, the Company adopted amended and restated By-Laws, which are attached as an exhibit to this Form 8-K.

Item 5.06  Change in Shell Company Status.

See Item 2.01

Item 8.01  Other Events.

On July 23, 2007, SFG issued a press release announcing the closing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Audited Financial Statements of XLFX, Inc. as of December 31, 2006 and for the Years ended December 31, 2006 and 2005

Quarterly Financial Statements of XLFX, Inc. as of March 31, 2007 and for the three month period then ended.

(b) Pro forma financial information.

Pro forma combined balance sheet and statement of operations as of, and for the year ended, January 31, 2007 and Balance sheet as of April 30, 2007.

(c) Shell Company Transactions

See Item 9.01(a)

(d) Exhibits

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated By-Laws of SFG Financial Corporation

10.1
Agreement and Plan of Merger, dated as of March 6, 2007, by and among COESfx Holdings, Inc., COESfx Acquisition Corp. and SFG Financial Corporation, dated as of May 31, 2007 (previously filed on Form 8-K dated as of April 5, 2007)

99.1	Press Release dated July 23, 2007

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

	By:	/s/ BRUCE STEPHENS
Bruce Stephens
CEO

Dated: August 17, 2007

COES FX HOLDINGS, INC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDING DECEMBER 31, 2006

COES FX HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Independent auditor’s report	F-3

Consolidated Financial statements:

Consolidated balance sheet	F-4

Consolidated statement of income and expenses	F-5

Consolidated statement of stockholders equity	F-6

Consolidated statement of cash flows	F-7

Notes to the consolidated financial statements	F-8 - F-12

THOMAS BAUMAN
CERTIFIEDPUBLICACCOUNTANT
4 SCHAEFFER STREET
HUNTINGTON STATION, NEW YORK 11746
______

TELEPHONE (631) 427-4789

FAX (631) 424-3649

INDEPENDENT AUDITOR’S REPORT

To the Shareholders
COESfx Holdings, Inc. and Subsidiaries

I have audited the consolidated statement of financial condition of COESfx Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statement of operations, change in ownership equity, and cash flow for the year ended December 31, 2006.  These financial statements are the responsibility of the company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with generally accepted auditing standards.  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COESfx Holdings, Inc. and Subsidiaries as of December 31, 2006, and the results of its operations, change in ownership equity and its cash flows for the year ended December 31, 2006, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had limited operations and has sustained substantial losses since inception. The Company’s financial position and operating results raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 10.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas Bauman C.P.A.
Huntington Station, New York
June 13, 2007

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2006

ASSETS
Current Assets
Cash	$203,252
Rebate receivable	3,670
Total Current Assets	206,922
Fixed Assets
Property and equipment (net of accumulated depreciation of $293,873)	14,620
Trading platform (net of accumulated amortization of $1,009,884)	801,804
Total Fixed Assets	816,424
Other Assets
Lease security deposit	22,809
Total Other Assets	22,809

Total Assets	1,046,155

LIABILITIES AND STOCKHOLDERS; EQUITY LIABILITIES
Accounts payable and accrued expenses	274,133
Client funds payable	7,763
Officer loan payable	80,667
Total Liabilities	362,563

STOCKHOLDERS' EQUITY
Common stock 100,000,000 shares authorized 44,298,274 shares issued and outstanding	4,430
Additional paid in capital	3,889,907
Retained earnings (deficit)	(3,210,745)
Total Equity	683,592

Total Liabilities and Equity	$1,046,155

See accompanying notes to the consolidated financial statements

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Income and Expenses
For The Year Ended December 31, 2006

REVENUE

Clearing and related transaction fees	$1,828,043
Commission income	417,343
Other income	133,656
Total Revenue	2,379,042

EXPENSES

Administrative expenses	3,067,114
Depreciation and amortization	353,648
System and technology expenses	354,166
Introducing broker commissions	460,238
Total Expenses	4,235,166

Net income / (loss)	$(1,856,124)

See accompanying notes to the consolidated financial statements

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity
For The Year Ended December 31, 2006

			CAPITAL	RETAINED
	COMMON STOCK		IN EXCESS	EARNINGS
	SHARES	AMOUNT	OF PAR	(Deficit)
Balance at January 1, 2006	34,585,151	$3,459	$3,564,384	$(1,354,621)

Shares issued during the year ended December 31, 2006	9,377,473	938
Shares sold during the year ended December 31, 2006	336,250	34	325,523

Net income (loss) for year ended December 31, 2006	-	-		(1,856,124)

Balance at December 31, 2006	44,298,874	$4,430	$3,889,907	$(3,210,745)

See accompanying notes to the consolidated financial statements

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For The Year Ended December 31, 2006

Cash flow from operating activities:
Net income (loss)	$(1,856,124)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	353,648
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	47,487
(Increase) decrease in rebate receivable	(3,670)
(Increase) decrease in non current receivable	61,866
(Increase) decrease in security deposit receivable	100
Increase (decrease) in accounts payable	(278,790)
Increase (decrease) in client funds payable	(3,834,542)
Net cash provided by operations	(5,510,025)

Cash flow from investing activities:
Purchase of fixed assets	(262,400)
Cash provided from (for) investing activities	(262,400)

Cash flow from financing activities:
Increase (decrease) in officer loan payable	80,667
Increase (decrease) in common stock	972
Increase (decrease) in additional paid in capital	325,523
Cash flow provided from (for) financing activities	407,162

Net increase in cash and cash equivalent	(5,365,263)
Cash and cash equivalents at beginning of year	5,568,515

Cash and cash equivalents at end of year	$203,252

Cash paid for interest and income taxes as follows:
Interest	$-
Corporate income taxes paid	$600

See accompanying notes to the consolidated financial statements

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

1. Organization and Significant Accounting Policies:

a.	Organization and Business Operations

COESfx Holdings, Inc and Subsidiaries (the Company) consist of the following companies:
COESfx Holdings Inc. (the Parent) a corporation formed in October 2004, under the laws of the State of New York, to act as a holding company for its various subsidiaries.
COESfx Inc. a corporation formed in May 2002, under the laws of the State of New York, and is a wholly owned subsidiary of COESFX Holdings, Inc. This company was founded to develop and provide the foreign exchange (FX) industry with the first completely integrated, real time, electronic currency network trading platform (the Trading Platform). The Trading Platform was designed to allow all FX market traders access to a central exchange capable of providing unsurpassed liquidity where FX order flow is executed and settled anonymously at the best bid/ask spread available in the market. The company earns fees on each trade using the Trading Platform.
COESfx Direct Inc. a corporation formed in April 2005, under the laws of New York State. This Company introduces traders and other participants to the Trading Platform. This company earned a share of the income generated by these traders.
COESfx Clearing Inc. a corporation formed in July 2001, under the laws of the State of New York, and is a wholly owned subsidiary of COESfx Inc. COESfx Clearing was a member of the National Futures Association (“NFA”) until transferring its customers’ accounts to an affiliate, Spot FX Clearing, Corp. On June 16 2006, COESfx Inc. filed a withdrawal notice with the NFA.
Spot FX Clearing Corp, a corporation formed in August 2005, under the laws of the state of Nevada, and is a wholly owned subsidiary of COESfx Holdings, Inc. Spot FX Clearing Corp transferred its customers to an unaffiliated entity in or about October 2006. Spot FX Clearing Corp filed a withdrawal notice with the NFA in or about November 2006.

b.	Basis of Presentation and Principles of Consolidation

The consolidated financial statements include all wholly owned subsidiaries and variable interest entities as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46 Consolidation of Variable Interest Entities. All significant intercompany transactions and balances have been eliminated. The Parent has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. The financial information reflects all adjustments which are, in the opinion of management, necessary to provide fair consolidated balance sheets, consolidated statements of income and cash flows for the period presented. Such adjustments are normal and recurring except as otherwise noted.

c.	Use of Estimates

The preparation of consolidated financial statements in conformity accounting principles generally accepted in The United States of America requires management to make estimates and assumptions that effect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from these estimates.

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

d.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents

e.	Property and Equipment

Property and equipment are stated at cost reduced by accumulated depreciation (Note 3). Depreciation is computed using the Straight-line method based on estimated useful life of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or estimated useful life of the asset. The Companies reviews the remaining estimated useful lives of its property and equipment at each balance sheet date and will make adjustments to the estimated remaining useful lives whenever events or changes in circumstances indicate the remaining useful lives have changed. Maintenance and repairs are expensed as incurred.

f.	Trading Platform

The Company capitalizes costs, internal and external, direct and incremental costs related to the Trading Platform development in accordance with AICPA Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use.  Development costs incurred during the preliminary or maintenance project stage are expensed as incurred, while costs incurred during the application development stage are capitalized and are amortized using the straight-line method over their useful life, not to exceed five years. Amortization of the capitalized costs begins only when the software becomes ready for its intended use. General and administrative costs related to developing or obtaining such software is expensed as incurred.

g.	Revenue Recognition

The Company earned its revenue in various ways. It received a transaction fees for each transaction executed using its trading Platform, the clearing companies earned additional revenue from interest earned on client’s funds as well as interest differential on swaps and  roll-overs. The Company earned commissions and rebates from licensed users of the Trading Platform. Commissions, rebates and related expenses are recorded on a trade date and transaction basis.

2. Going Concern

The accompanying balance sheet has been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern.  The Company has sustained substantial losses since inception and at December 31, 2006 an accumulated deficit of $3,210,745 and its current liabilities of $362,563 exceeded its current assets by approximately $156,000. These factors raise substantial doubt about the ability of the Company to continue as a going concern. As of the financial statement date, the Company is seeking an additional capital infusion through the issuance of a new class of preferred stock.

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

3. Rebate Receivable

The rebate receivable is the final rebate from the Company’s client funds accounts that were held at Dresdner bank. This receivable was received in January 2007.

4. Fixed Assets

Property and Equipment consist of the following:

Description	Cost
Furniture & Fixtures	$14,720
Computer equipment	221,078
Leasehold Improvements	18,500
Telephone system	15,642
Total cost	269,940

Less: accumulated depreciation	255,320
Net property and equipment	$14,620

Depreciation and amortization expense for the year ended December 31, 2006 on the property and equipment was $10,362. As discussed in note 1(e) to the financial statements, depreciation on furniture, fixtures and equipment, and amortization of leasehold improvements is computed under the Straight-line method. Depreciation and amortization is calculated using three years for computers, five years for the telephone equipment, ten years for furniture and fixtures, and the remaining lease term for the leasehold improvements.

The Trading Platform consists of software and programming that has been capitalized as follows:
Year ended December 31,	Cost
2002	$445,730
2003	520,261
2004	342,374
2005	276,865
2006	262,400
Total cost	1,847,630

Less accumulated amortization	(1,045,826)

Net trading platform	$801,804

Amortization expense for the year ended December 31, 2006 on the trading platform was $343,286. As discussed in Note 1(f) of the Trading Platform is computed using the straight-line method over a five year period.

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

5.  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses represent expenses that the Company has incurred in its normal course of business.

6.  Clients’ Funds Payable

These funds were sent to various clients, using regular US Mail and the addresses of record, when the Company ceased operating as a clearing firm. They were returned as “undeliverable” by the Post Office. The Company is currently making its best effort to locate these former clients. If the Company is not successful in locating these clients, the funds will be remitted to the appropriate government agency(s) for abandoned funds.

7. Officer’s Loan Payable

An officer of The Company has advanced to Spot FX Clearing Corp the sum of $80,000 in an exchange for a promissory note dated September 29, 2006. This note is guarantee by the Parent company, is a demand instrument and bears interest at 5% per annum. The note may be prepaid at any time without penalty and includes a 15% late charge if payment is not made within one day of demand. Interest of $667 has been accrued on this note as of December 31, 2006.

8. Income Taxes

The Company does not have a provision for federal income taxes due to a significant Net Operating Loss carry forward available for its use.

9. Lease Obligation:

The Company leases office space in Plainview, New York. The lease is non-cancelable and expires on December 31, 2007.
The Company leases office equipment, with varying expiration dates. These leases are operating leases, and have not been capitalized or shown as a liability.
The Company has entered into lease agreements with various technology companies to provide internet, “housing” for the Trading Platform, and implementation and maintenance of technology necessary for the enhancement of the Trading Platform. The contract to house the Trading Platform expires December 31, 2007 and will need to be renewed or replaced.
The Company is obligated under these leases as follows:

YEAR	AMOUNT OF LEASE PAYMENTS
2007	$700,869
2008	53,079
2009	- 0 -
2010	- 0 -
2011	- 0 -

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

10.  Subsequent Events:

The Company has a non-reconciled differential between their books and the books of one of their liquidity providers in the amount of $623,733. This amount is reflected as a reduction of clearing and other transaction fee income for the year ended December 31, 2006. The Company intends to engage a forensic accountant to investigate this discrepancy in order to attempt to recoup this difference in the coming year. However due to the uncertainty of its ability to recover such difference, management has elected not to accrue a receivable at this time and will recognize any recovery as other income when and if received.

The Company is currently negotiating a reverse merger with a public company. When the merger is consummated the current shareholders of the public company will own 3% of the new company outstanding common stock. Prior to the merger certain investors will be placing in escrow funds that will be used to purchase COES FX Holdings, Inc preferred stock. This preferred stock will contain rights to acquire preferred stock in the newly merged company. If all rights are executed existing shareholders in the public company will own approximately 2.32% of the issued stock in the new company, and the current shareholders of the Company will own 75%.

As discussed in Note 1a, as of October 2006, the Company no longer functions as a FCM or clearing firm. In 2006 the Company discontinued its clearing operations, which were formerly performed by the Company’s wholly owned subsidiaries Spot FX Corp. and Coes FX Clearing Inc. These companies withdrew their memberships with the NFA and as a result thereof the Company no longer functions as an FCM or clearing firm. In order for the Company to generate clearing revenues on the ECN Platform, the Company will be required to enter into at least one agreement and/or acquire an ownership interest in a NFA registered FCM, and/or foreign based clearing firm. The Company believes it will have such an agreement by the second quarter of 2007.

11.  Contingencies and Other Regulatory Matters, Commitments:

An action was commenced against Spot FX Clearing Corp by the NFA regarding the Company’s clearing operations. The NFA and Spot FX Clearing Corp have reached a settlement which does not include a monetary settlement. The Company is awaiting the formal paperwork from the NFA, which will close this proceeding.

COES FX HOLDINGS, INC and
SUBSIDIARIES

FINANCIAL STATEMENTS
WITH INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2005

INDEPENDENT AUDITOR'S REPORT

To the Shareholders
COESfx Holdings, Inc. and Subsidiaries

We have audited the consolidated statement of financial condition of COESfx Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 2005 , and the related consolidated statement of operations, change in ownership equity, and cash flow for the year ended December 31,2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COESfx Holdings, Inc. and Subsidiaries as of December 31, 2005, and the results of its operations, change in ownership equity and its cash flows for the year ended December 31, 2005, in conformity with generally accepted accounting principles.

/s/ Michael Coglianese, CPA, PC
Michael Coglianese, CPA, PC
Bloomingdale, Illinois
April 30, 2006

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Statement of Consolidated Financial Condition
December 31, 2005
12/31/2005

ASSETS

Current Assets
Cash	$292,677
Client Funds on Deposit	5,275,837

Total Current Assets	5,568,514

Furniture, Equipment, and Leasehold Improvements (Net)	984,369

Prepaid Expenses	47,487

Non Current Receivables	61,866

Lease Security Deposit	22,909

Total Assets	$6,685,145

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts Payable and Acctued Expenses	$552,924
Client Funds Payable	3,842,300

Total Liabilities	$4,395,224

STOCKHOLDERS' EQUITY
Capital Contributions, Common Stock and APIC	$3,557,843
Accumulated Deficit	(2,027,404)
Net Income	759,482

Total Equity	2,289,921

Total Liabilities and Equity	$6,685,145

See Note to Financial Statements.

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Statement of Consolidated Operations
For the period January 1, 2005 to December 31, 2005The Year Ended December 31, 2005

2005

REVENUE

Clearing and related transaction fees	$5,240,522
Other income	148,121

Total Revenue	$5,388,643

EXPENSES

Administrative expenses	$3,059,814
Depreciation and amortization	305,688
System and technology expenses	311,219
Introducing broker commissions	952,440

Total Expenses	$4,629,161

Net Income / (Loss)	$759,482

See Note to Financial Statements.

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Statement of Consolidated Stockholders' Equity
For the period January 1, 2005 to December 31, 2005

Total Stockholders' Equity

Balance at
12/31/2004	$1,535,204

Increase in Capital through the sales of Common Stock, Private Placements, and Additional Paid In Capital	10,100

Decrease in Capital through Capital Withdrawals	(14,865)

Net Income	759,482

Balance at
12/31/2005	$2,289,921

COESFX HOLDINGS, INC.
Common Stock, $.0001 par value; 100,000,000 shares authorized,
34,585,151 shares issued and outstanding at 12/31/2005

Preferred stock, $.0001 par value; 20,,000,000 shares authorized,
0 shares issued and outstanding at 12/31/2005

See Note to Financial Statements.

COES FX, HOLDINGS, INC. AND SUBSIDIARIES
Statement of Consolidated Cash Flows
For the period January 1, 2005 to December 31, 2005

2005

INCREASE (DECREASE) IN CASH

Cash flow from operating activities:

Net income (loss)	$759,482

Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	305,688
CHANGES IN:

Client funds on deposit	(1,760,039)
Loan receivable, affiliates	-
Furniture, Equipment and leasehold improvements	(276,866)
Prepaid Expenses	(13,289)
Non Current Receivables	(24,943)
Lease security deposit	11,455
Accounts Payable	302,759
Client funds payable	707,669
Net cash provided by operations	11,916

Cash flow from financing activities:

Proceeds from loans	-
Cash from Capital Contributions, Common Stock and APIC	(4,765)

Net increase in cash	$7,151

Cash at beginning of period	285,526

Cash at end of period	$292,677

See Note to Financial Statements.

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:
COESfx Holdings Inc. (the Parent) is a New York Corporation which was formed in October 2004. The parent was formed to act as a holding company for its various subsidiaries.

COESfx, Inc., is a New York corporation, a wholly owned subsidiary, which was formed in May 2002 to introduce trades and other participants to its trading platform for currency trading. This company earns fees based upon the trading generated by the accounts of its customer.

COESfx Clearing Inc., is a wholly owned subsidiary of COESfx, Inc.. The business combination was accounted for as a purchase in 2002. The acquisition was made to consolidate similar business operations. The subsidiary is a commodity broker registered with the Commodity Futures Trading Commission (CFTC) as a futures commission merchant (“FCM”).

COESfx Direct, Inc., is a wholly owned subsidiary of the Parent, which was formed in New York as a corporation in April 2005. This subsidiary has not began operations I as of December 31, 2005.

Currency Order Execution Systems, Inc., is a wholly owned subsidiary of the Parent, which was formed in New York as a corporation in March 2002. This subsidiary began operations in 2002 and 100% of the outstanding stock of this company was acquired by the parent in 2005.

Spotfx Clearing Corp, is a wholly owned subsidiary of the parent, which was formed in Nevada in August 2005. This subsidiary became a National Futures association member, and a Futures Commission Merchant (“FCM”) on December 29, 2005. As of December 31, 2005 this company was funded but did not start operations as a FCM.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of the Parent and its subsidiaries (collectively, the “Company”). All material intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:
Commissions and related expenses are recorded on a trade date and transaction basis.

Use of Estimates:
The preparation of consolidated financial statements in conformity accounting principles generally accepted in The United States of America requires management to make estimates and assumptions the affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
Furniture, Equipment and Leasehold Improvements:
Furniture, Equipment and Leasehold Improvements are stated at cost less accumulated depreciation and amortization. Depreciation of furniture and equipment is computed using accelerated and straight-line methods over the estimated useful lives of the related assets which range from three to seven years. Leasehold Improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

3. BASIS OF PRESENTATION
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net income of $759,482 for the year ended December 31, 2004 and an accumulative loss of $2,027,404 from inception of its subsidiaries. The shareholders have indicated their intent to continue to fund, as needed, operations and working capital as well as to meet the Company’s regulatory requirements.

4. CLIENT FUNDS ON DEPOSIT and PAYABLES:
The Company maintains bank and brokerage accounts on an omnibus basis for client funds on deposits and Subsidiary funds. At December 31, 2005, the balances of such accounts was $5,275,837. The client fund payable at December 31, 2005 was $3,842,300.

5. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
Furniture, equipment capital leases, and leasehold improvements is as follows at December 31, 2005:
Cost:	$1,854,719
Less:
Accumulated depreciation and amortization:	(870,350)
$984,369

6. STOCK:
The Parent has authorized 100,000,000 shares of common stock with a par value of $.0001 per share. As of December 31, 2005 there are 34,585,151 shares outstanding. Additionally, the parent has authorized 20,000,000 shares of preferred stock with a par value of $.0001 per share. As of December 31, 2005 there are no preferred shares outstanding.

7. INCOME TAXES
The Parent and its subsidiary file a consolidated federal income tax return and combined state return. The Parent makes all income tax payments directly to the taxing authorities and charges the Subsidiary for its share of the expense, which is computed as if the Subsidiary filed separate tax returns.
The Company has available at December 31, 2005 unused net operating loss carry forwards that may be applied against future taxable income.

8. LEASE OBLIGATION:
The Parent and its subsidiaries are obligated under a non-cancelable operating lease for office space in Plainview, New York. The lease will expire on December 31, 2007 and contains a provision for escalation based on a 3-1/2% increase on each subsequent anniversary.
A schedule of future minimum annual rental payments due is as follows:
2006	$153,228
2007	$131,444
$284,732

COES FX HOLDINGS, INC AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

9. NET CAPITAL REQUIREMENTS:
The Subsidiaries, Spotfx Clearing Corp and the subsidiary of COESfx, Inc are subject to the minimum capital requirements of the Commodities Future Trading Commission ("CFTC”). The Subsidiaries are required to maintain, “adjusted net capital” of $250,000 each. As of December 31, 2005 the minimum adjusted net capital requirements have been meet.

10. OFF-BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK:
The Company’s exposure to credit risk arises from possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in the Company incurring a loss. The Company has credit guideline that limit the Company’s credit exposures to any one counterparty. Specific credit risk limits based on the credit guidelines are also in place for each counterparty.

In the normal course of business, the Company’s customer and correspondent clearance activities involve the execution, settlement, and financing of various customer transactions. These activities may expose the Company to off-balance sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.
The Company’s customer Fx spot currency activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash in the customers’ accounts. Such transactions may expose the Company to significant off-balance sheet risk in the event margin deposits are not sufficient to fully cover losses that customers may incur. In the event the customer fails to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market process to fulfill the customer’s obligations.

The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, requires the customer to deposit additional collateral, or to reduce positions, when necessary.
In addition, the Company establishes credit limits for such activities and monitors compliance on a daily basis. From time to time, the Company maintains cash at a bank in excess of FDIC insured limited and is exposed to the risk concentration.

11. RELATED PARTY TRANSACTIONS

Am agreement dated Feb 1, 2005 between CoesFx Clearing and CoesFX Inc., whereby Coes Fx Inc. agrees to be responsible for and pay for all obligations and business expenses of Coes Fx Clearing. All expenses paid by Coes FX Inc. Will not be construed as a loan to Coes FX Clearing and CoesFX Clearing will have no obligation to repay Coes FX Inc. for any expenses paid. In addition, Coes FX Inc will charge a management fee based on net income generated by Coesfx Clearing, to be paid within 3 business days of invoice issued.

12. SUBSEQUENT EVENTS

Coes FX Clearing transferred all its Customer accounts including balances and positions to its affiliate Futures Commission Merchant (FCM), Spot FX Clearing Corp. as of close of business June 9, 2006. Coes FX Clearing Inc. filed a withdrawal notice from registration as a Futures Commission Merchant and NFA member on June 16, 2006.

XLFX, INC. (f/k/a COES FX HOLDINGS, INC)

COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDING MARCH 31, 2007 and 2006

COES FX HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Comparative Consolidated Financial statements:

Comparative Consolidated balance sheets	F-24

Comparative Consolidated statements of income and expenses	F-25

Consolidated statement of stockholders equity	F-26

Comparative Consolidated statements of cash flows	F-27

Notes to the comparative consolidated financial statements	F-28 – F-32

XLFX INC. (f/k/a COES FX, HOLDINGS, INC. AND SUBSIDIARIES)
Comparative Consolidated Balance Sheet
As of March 31,

ASSETS	2007	2006

Current Assets
Cash	$15,583	$389,981
Client funds	-	4,245,358
Advances receivable	9,200	-
Clearing income receivable	-	5,000
Prepaid expenses	-	53,395
Total Current Assets	24,783	4,693,734

Fixed Assets
Property and equipment (net of accumulated depreciation)	12,065	24,981
Trading platform (net of accumulated amortization)	982,052	837,027
Total Fixed Assets	994,117	862,008

Other Assets
Lease security deposit	22,685	22,809
Non current receivables	-	29,750
Total Other Assets	22,685	52,559

Total Assets	1,041,585	5,608,301

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses	549,561	482,006
Loans payable	145,000	-
Client funds payable	7,763	2,915,165
Officer loan payable	80,667	-
Total Liabilities	782,991	3,397,171

STOCKHOLDERS' EQUITY
Common stock 100,000,000 shares authorized
44,298,274 shares and 34,585,581 shares issued and outstanding as March 31, 2007 and 2006 respectively	4,430	3,459
Additional paid in capital	3,889,907	3,591,744
Retained earnings (deficit)	(3,635,743)	(1,384,073)
Total Equity	258,594	2,211,130

Total Liabilities and Equity	$1,041,585	$5,608,301

See accompanying notes to the comparative consolidated financial statements.

XLFX, INC. (f/k/a Coes FX Holdings and Subsidiaries)
Comparative Consolidated Statement of Income and Expenses
For the Three Months Ended March 31,

	2007	2006
REVENUE
Clearing and related transaction fees income	$-	$1,032,734
Other income	3,371	43,428

Total Revenue	3,371	1,076,162

EXPENSES
Administrative expenses	252,562	844,119
Depreciation and amortization	101,926	81,852
System and technology expenses	67,006	71,214
Introducing broker commissions	6,875	108,429
Total Expenses	428,369	1,105,614

Net income / (loss)	$(424,998)	$(29,452)

See accompanying notes to the comparative consolidated financial statements.

XLFX INC. (f/k/a COES FX, HOLDINGS, INC. AND SUBSIDIARIES)
Consolidated Statement of Stockholders' Equity

			CAPITAL	RETAINED
	COMMON STOCK		IN EXCESS	EARNINGS
	SHARES	AMOUNT	OF PAR	(Deficit)
Balance at January 1, 2006	34,585,151	$3,459	3,564,384	(1,354,621)

Net (loss) for the three months ended March 31, 2006				(29,452)
Sale of warrants			27,360

Balance at March 31, 2006	34,585,151	3,459	3,591,744	(1,384,073)

Share issued and sold during the nine months ended December 31, 2006	9,713,723	971	298,163
Net (loss) for the nine months ended December 31, 2006				(1,826,672)

Balance at January 1, 2007	44,298,874	4,430	3,889,907	(3,210,745)

Net (loss) for the three months ended March 31, 2007	-	-		(424,998)

Balance at March 31, 2007	44,298,874	$4,430	$3,889,907	$(3,635,743)

See accompanying notes to the comparative consolidated financial statements.

XLFX, INC. (f/k/a Coes FX Holdings and Subsidiaries)
Comparative Consolidated Statement of Cash Flows
For The Three Months Ended March 31,

	2007	2006
Cash flow from operating activities:
Net income (loss)	$(424,998)	$(29,452)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101,926	81,852
Changes in assets and liabilities:
(Increase) decrease in client funds on deposit	-	1,020,579
(Increase) decrease in rebate receivable	3,670
(Increase) decrease in advances receivable	(9,200)	-
(Increase) decrease in clearing income receivable	-	(5,000)
(Increase) decrease in prepaid expenses	-	(5,908)
(Increase) decrease in security deposit receivable	124	100
(Increase) decrease in non current receivables	-	32,116
Increase (decrease) in accounts payable	275,428	(68,063)
Increase (decrease) in client funds payable	-	(927,045)
Net cash provided by operations	(53,050)	99,179

Cash flow from investing activities:
Purchase of fixed assets	(279,619)	(36,191)
Cash provided from (for) investing activities	(279,619)	(36,191)

Cash flow from financing activities:
Increase (decrease) in loan payable	145,000	-
Cash flow provided from (for) financing activities	145,000	-

Net increase in cash and cash equivalent	(187,669)	62,988
Cash and cash equivalents at beginning of year	203,252	292,677

Cash and cash equivalents at end of year	$15,583	$355,665

Cash paid for interest and income taxes as follows:
Interest	$-	$-
Corporate income taxes paid	$-	$5,200

See accompanying notes to the comparative consolidated financial statements.

XLFX, INC. (f/k/a COES FX HOLDINGS, INC) AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

1. Organization and Significant Accounting Policies:

a.	Organization and Business Operations

XFFL, INC. (f/k/a COESfx Holdings, Inc and Subsidiaries) (the Company) consist of the following companies:
XLFX, INC. (f/k/a COESfx Holdings Inc.) (the Parent) a corporation formed in October 2004, under the laws of the State of New York, to act as a holding company for its various subsidiaries.
COESfx Inc. a corporation formed in May 2002, under the laws of the State of New York, and is a wholly owned subsidiary of COESFX Holdings, Inc. This company was founded to develop and provide the foreign exchange (FX) industry with the first completely integrated, real time, electronic currency network trading platform (the Trading Platform). The Trading Platform was designed to allow all FX market traders access to a central exchange capable of providing unsurpassed liquidity where FX order flow is executed and settled anonymously at the best bid/ask spread available in the market. The company earns fees on each trade using the Trading Platform.
COESfx Direct Inc. a corporation formed in April 2005, under the laws of New York State. This Company introduces traders and other participants to the Trading Platform. This company earned a share of the income generated by these traders.
COESfx Clearing Inc. a corporation formed in July 2001, under the laws of the State of New York, and is a wholly owned subsidiary of COESfx Inc. COESfx Clearing was a member of the National Futures Association (“NFA”) until transferring its customers’ accounts to an affiliate, Spot FX Clearing, Corp. On June 16 2006, COESfx Inc. filed a withdrawal notice with the NFA.
Spot FX Clearing Corp, a corporation formed in August 2005, under the laws of the state of Nevada, and is a wholly owned subsidiary of COESfx Holdings, Inc. Spot FX Clearing Corp transferred its customers to an unaffiliated entity in or about October 2006. Spot FX Clearing Corp filed a withdrawal notice with the NFA in or about November 2006.

b.	Basis of Presentation and Principles of Consolidation

The consolidated financial statements include all wholly owned subsidiaries and variable interest entities as defined by Financial Accounting Standards Board (FASB) Interpretation No. 46 Consolidation of Variable Interest Entities. All significant intercompany transactions and balances have been eliminated. The Parent has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. The financial information reflects all adjustments which are, in the opinion of management, necessary to provide fair consolidated balance sheets, consolidated statements of income and cash flows for the period presented. Such adjustments are normal and recurring except as otherwise noted.

c.	Use of Estimates

The preparation of consolidated financial statements in conformity accounting principles generally accepted in The United States of America requires management to make estimates and assumptions that effect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from these estimates.

XLFX, INC. (f/k/a COES FX HOLDINGS, INC) AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

d.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents

e.	Property and Equipment

Property and equipment are stated at cost reduced by accumulated depreciation (Note 3). Depreciation is computed using the Straight-line method based on estimated useful life of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or estimated useful life of the asset. The Companies reviews the remaining estimated useful lives of its property and equipment at each balance sheet date and will make adjustments to the estimated remaining useful lives whenever events or changes in circumstances indicate the remaining useful lives have changed. Maintenance and repairs are expensed as incurred.

f.	Trading Platform

The Company capitalizes costs, internal and external, direct and incremental costs related to the Trading Platform development in accordance with AICPA Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Development costs incurred during the preliminary or maintenance project stage are expensed as incurred, while costs incurred during the application development stage are capitalized and are amortized using the straight-line method over their useful life, not to exceed five years. Amortization of the capitalized costs begins only when the software becomes ready for its intended use. General and administrative costs related to developing or obtaining such software is expensed as incurred.

g.	Revenue Recognition

The Company earned its revenue in various ways. It received a transaction fees for each transaction executed using its trading Platform, the clearing companies earned additional revenue from interest earned on client’s funds as well as interest differential on swaps and  roll-overs. The Company earned commissions and rebates from licensed users of the Trading Platform. Commissions, rebates and related expenses are recorded on a trade date and transaction basis.

2. Going Concern

The accompanying balance sheet has been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern.  The Company has sustained substantial losses since inception and at March 31, 2007 an accumulated deficit of $3,635,743 and its current liabilities of $782,991 exceeded its current assets by approximately $758,000. These factors raise substantial doubt about the ability of the Company to continue as a going concern. As of the financial statement date, the Company is seeking an additional capital infusion through the issuance of a new class of preferred stock.

XLFX, INC. (f/k/a COES FX HOLDINGS, INC) AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

3.  Advances Receivable

The Company has advanced funds to an employee during the three months ended March 31, 2007. These funds will be repaid within the year, do not accrue interest.

4.  Fixed Assets

Property and Equipment consist of the following:
Description	Cost
Furniture & Fixtures	$14,720
Computer equipment	221,078
Leasehold Improvements	18,500
Telephone system	15,642
Total cost	269,940

Less: accumulated depreciation	257,425
Net property and equipment	$12,065

Depreciation and amortization expense for the three months ended March 31, 2007 on the property and equipment was $2,554. As discussed in note 1(e) to the financial statements, depreciation on furniture, fixtures and equipment, and amortization of leasehold improvements is computed under the Straight-line method. Depreciation and amortization is calculated using three years for computers, five years for the telephone equipment, ten years for furniture and fixtures, and the remaining lease term for the leasehold improvements.

The Trading Platform consists of software and programming that has been capitalized as follows:
Year ended December 31,	Cost
2002	$445,730
2003	520,261
2004	342,374
2005	276,865
2006	262,400
2007	279,619
Total cost	2,127,249

Less accumulated amortization	(1,145,197)

Net trading platform	$801,804

Amortization expense for the three months ended March 31, 2007 on the trading platform was $99,372. As discussed in Note 1(f) of the Trading Platform is computed using the straight-line method over a five year period.

XLFX, INC. (f/k/a COES FX HOLDINGS, INC) AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

5.  Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses represent expenses that the Company has incurred in its normal course of business.

6.  Clients’ Funds Payable

These funds were sent to various clients, using regular US Mail and the addresses of record, when the Company ceased operating as a clearing firm. They were returned as “undeliverable” by the Post Office. The Company is currently making its best effort to locate these former clients. If the Company is not successful in locating these clients, the funds will be remitted to the appropriate government agency(s) for abandoned funds.

7. Officer’s Loan Payable

An officer of The Company has advanced to Spot FX Clearing Corp the sum of $80,000 in an exchange for a promissory note dated September 29, 2006. This note is guarantee by the Parent company, is a demand instrument and bears interest at 5% per annum. The note may be prepaid at any time without penalty and includes a 15% late charge if payment is not made within one day of demand. Interest of $667 has been accrued on this note as of December 31, 2006.

8. Income Taxes

The Company does not have a provision for federal income taxes due to a significant Net Operating Loss carry forward available for its use.

9. Lease Obligation:

The Company leases office space in Plainview, New York. The lease is non-cancelable and expires on December 31, 2007.
The Company leases office equipment, with varying expiration dates. These leases are operating leases, and have not been capitalized or shown as a liability.
The Company has entered into lease agreements with various technology companies to provide internet, “housing” for the Trading Platform, and implementation and maintenance of technology necessary for the enhancement of the Trading Platform. The contract to house the Trading Platform expires December 31, 2007 and will need to be renewed or replaced.
The Company is obligated under these leases as follows:

YEAR	AMOUNT OF LEASE PAYMENTS
2007	$700,869
2008	53,079
2009	- 0 -
2010	- 0 -
2011	- 0 -

XLFX, INC. (f/k/a COES FX HOLDINGS, INC) AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS

10.  Subsequent Events:

The Company has a non-reconciled differential between their books and the books of one of their liquidity providers in the amount of $623,733. This amount is reflected as a reduction of clearing and other transaction fee income for the year ended December 31, 2006. The Company intends to engage a forensic accountant to investigate this discrepancy in order to attempt to recoup this difference in the coming year. However due to the uncertainty of its ability to recover such difference, management has elected not to accrue a receivable at this time and will recognize any recovery as other income when and if received.

The Company is currently negotiating a reverse merger with a public company. When the merger is consummated the current shareholders of the public company will own 3% of the new company outstanding common stock. Prior to the merger certain investors will be placing in escrow funds that will be used to purchase COES FX Holdings, Inc preferred stock. This preferred stock will contain rights to acquire preferred stock in the newly merged company. If all rights are executed existing shareholders in the public company will own approximately 2.32% of the issued stock in the new company, and the current shareholders of the Company will own 75%.

As discussed in Note 1a, as of October 2006, the Company no longer functions as a FCM or clearing firm. In 2006 the Company discontinued its clearing operations, which were formerly performed by the Company’s wholly owned subsidiaries Spot FX Corp. and Coes FX Clearing Inc. These companies withdrew their memberships with the NFA and as a result thereof the Company no longer functions as an FCM or clearing firm. In order for the Company to generate clearing revenues on the ECN Platform, the Company will be required to enter into at least one agreement and/or acquire an ownership interest in a NFA registered FCM, and/or foreign based clearing firm. The Company believes it will have such an agreement by the second quarter of 2007.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial information has been prepared from the financial statements of SFG Financial Corp, a Delaware corporation (“SFG”), and XLFX, Inc. (f/k/a COESFGX Holdings, Inc), a New York corporation (Coes), adjusted to reflect the merger (the “Merger”) of Coes with and into a wholly owned subsidiary of SFG treating the Merger as a Type B reorganization.

The unaudited pro forma condensed balance sheet has been prepared to reflect the Merger and issuance of 8.08081 shares of SFG stock for each outstanding share of Coes stock, as if the Merger occurred April 30, 2007.

The pro forma statements should be read in conjunction with SFG’s and Coe’s historical financial statements. The pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings or financial position would have been had the Merger been completed on February 1, 2006 or as of April 30, 2007. Historical financial statements of SFG can be found in SFG’s ANNUAL Report on form 10-K for the fiscal year ended January 31,  2007, and in SFG’s Form 10-Q for the quarter ended April 30, 2007, which are incorporated herein by reference. Coes’ historical financial statements for the Year ended December 31, 2007 and the Quarter ended March 31, 2007 which can be found incorporated herein by reference.

Unaudited Pro Forma Condensed Balance Sheet
As of April, 2007

	SFG Financial, Corp.	XLFX, Inc.	Merger pro forma adjustments		SFG Financial Corp. Pro Forma
ASSETS
Current Assets
Cash	$20	$15,583	$-		$15,603
Advances recievable	-	9,200			9,200
Total Current Assets	20	24,783	-		24,803
Fixed Assets					-
Property and equipment (net of accumulated depreciation of $293,873)	-	12,065			12,065
Trading platform (net of accumulated amortization of $1,009,884)	-	982,052			982,052
Total Fixed Assets	-	994,117	-		994,117
Other Assets					-
Lease security deposit	-	22,685			22,685
Total Other Assets	-	22,685			22,685
Total Assets	20	1,041,585	-		1,041,605

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	79,796	549,561			629,357
Loans payable	76,665	145,000	(76,665)	1	145,000
Due to related parties	23,185	-			23,185
Client funds payable	-	7,763			7,763
Officer loan payable	-	80,667			80,667
Total Liabilities	179,646	782,991	(76,665)		885,972
STOCKHOLDERS' EQUITY
Common stock	5,514	4,430	357,747	1,2	367,691
Additional paid in capital	2,502,351	3,889,907	(3,916,825)	1,2	2,475,433
Retained earnings (deficit)	(2,676,491)	(3,635,743)	3,635,743	2	(2,676,491)
Accumulated other non-shareowner changes in equity	(11,000)	-			(11,000)
Total Equity	(179,626)	258,594	76,665		155,633
Total Liabilities and Equity	$20	$1,041,585	$-		$1,041,605

NOTE TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF APRIL 30, 2007

The unaudited pro forma condensed balance sheet includes the pro forma adjustments to reflect the Merger as if it took place on March 31, 2007.

Merger Pro Forma Adjustments

1.	Adjustment to reflect the sale of 5,613,856 shares of SFG common stock to CMA, LLC in exchange for the cancellation of debt.

2.	Adjustment to reflect the reorganization of SFG and Coes.

Unaudited Pro Forma Condensed Statement of Operations
For The Quarter Ended April 30, 2007

	SFG Financial, Corp.	XLFX, Inc.	Merger pro forma adjustments		SFG Financial Corp. Pro Forma
REVENUE
Other income	$-	$3,371	$-		$3,371
Total Revenue	-	3,371	-		3,371

EXPENSES
Administrative expenses	13,217	252,561	(11,000)	a	254,778
Depreciation and amortization		101,926			101,926
System and technology expenses		67,006			67,006
Introducing broker commissions		6,875			6,875
Total Expenses	13,217	428,368	(11,000)		430,585

Net income / (loss)	$(13,217)	$(424,997)	$11,000		$(427,214)

Unaudited Pro Forma Condensed Statement of Operations
For The Year Ended January 31, 2007

	SFG Financial, Corp.	XLFX, Inc.	Merger pro forma adjustments		SFG Financial Corp. Pro Forma
REVENUE
Clearing and related transaction fees	$-	$1,828,043	$-		$1,828,043
Commission income	-	417,343	-		417,343
Other income	-	133,656	-		133,656
Total Revenue	-	2,379,042	-		2,379,042

EXPENSES
Administrative expenses	132,419	3,067,114	(122,446)	a	3,077,087
Depreciation and amortization	-	353,648	-		353,648
System and technology expenses	-	354,166	-		354,166
Introducing broker commissions	-	460,238	-		460,238
Corporate Taxes	688	-	-		688
Total Expenses	133,107	4,235,166	(122,446)		4,245,827

Net income / (loss)	$(133,107)	$(1,856,124)	$122,446		$(1,866,785)

NOTE TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE PERIODS ENDED APRIL 30, 2007 AND JANUARY 31, 2007

Merger Pro Forma Adjustments:

A.  Adjustment for SFG consulting expenses occurred in connection with Merger.